Exhibit 10-42














                              AMENDMENT NO. 5

                                    to

                        THE PERFORMANCE SHARE PLAN

                                    of

                 NEW YORK STATE ELECTRIC & GAS CORPORATION

          The Performance Share Plan of New York State Electric &
Gas Corporation (the "Plan") is hereby amended, effective as of January 1, 1996, as follows:

          1. Article 3 of the Plan is hereby amended to read in its entirety as follows:

          Except as provided below, effective January 1, 1996, participation in the Plan is limited to those individuals, or their successors in interest, who as of January 1, 1996 were no longer employees of the Company but who remained participants in the Plan by virtue of
          Article 7 hereof. Each such individual will continue to remain a participant in the Plan until the expiration of the applicable time period described in
          Article 7. Such individual shall remain eligible to receive cash awards, if any, determined by the Committee to be payable with respect to each year of participation, including the year the individual's participation terminates. Awards for the year of termination shall be prorated to reflect the number of full months of participation in the Plan in that calendar year. Upon determination by the Committee of awards for the year an individual's participation terminates and the payment of any cash awards, all of the Performance Shares and Dividend Performance Shares in the Performance Share Account of such individual shall be automatically cancelled.

          Individuals with Performance Shares and Dividend Performance Shares in their Performance Share Accounts who as of January 1, 1996 are employees of the Company shall as of said date no longer participate in this Plan, provided, however, that such individuals shall be entitled to receive cash awards, if any, determined by the Committee to be payable with respect to the year ended December 31, 1995. Upon such determination by the Committee and the payment of any cash awards, all of the Performance Shares and Dividend Performance Shares in the Performance Share Accounts of such individuals shall be automatically cancelled.

          2. Article 7 of the Plan is hereby amended by deleting the second sentence of said Article.

          3. The second sentence of Article 12 of the Plan is hereby amended by substituting "June 30, 1998" for "June 30, 2001."